EXHIBIT (i)(2)



                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 58 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 2-27962) of my opinion dated February 12, 1999, which was filed as Exhibit (i) to Post-Effective Amendment No. 53.


                                    /s/ Maureen A. Gemma
                                    Maureen A. Gemma, Esq.


April 25, 2001
Boston, Massachusetts